Exhibit 10(49)

Incentive Stock Option Agreement

This Incentive Stock Option Agreement (this “Agreement”) is entered into between AZZ incorporated, a Texas corporation (the “Company”), and CLEM WATSON (the “Optionee”) effective April 2, 2003 (the “Effective Date”), pursuant to the AZZ incorporated 2001 Long-Term Incentive Plan (the “Plan). Terms used herein with an initial capital letter but not defined herein shall have the meaning ascribed to such terms in the Plan. In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

1. Grant of Option. The Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of 17,596 shares of the Company’s Common Stock, par value $1.00 per share (“Common Stock”), at a purchase price of $8.43 per share.

2. Character of Option. The Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Term. The unexercised part of the Option will expire at 11:59 PM (CST) on April 2, 2013.

4. Vesting. The right to purchase the shares underlying this Option shall vest as set forth below:

i) 20% per year on the anniversary of the grant date

provided, however, all options shall become immediately vested upon the occurrence of a change in control. For the purpose of this Agreement “change in control” shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) provided, however, a change of control shall be deemed to have occurred if: (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities; (B) there is a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (C) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

5. Procedure for Exercise. Exercise of the Option or a portion thereof shall be effected by the Optionee’s giving written notice of exercise to the Company and the Optionee’s payment in full of the purchase price prescribed in Section 1 above for the shares to be acquired pursuant to the exercise. The purchase price may be paid in any of the forms permitted by Section 1.11 of the Plan. To the extent vested, this Option may be exercised in whole or in part, from time to time, provided, however, that not less than one hundred shares may be purchased at any one time, unless the number purchased includes all shares remaining under this Option.

6. Payment of Purchase Price. Payment of the purchase price for any shares purchased pursuant to the Option shall be in cash or in such other form of consideration as the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may permit.

7. Transfer of Options. The Option may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee’s legally authorized representative.

NONQUALIFIED STOCK OPTION AGREEMENT

8. Termination. The Option shall terminate on the expiration date set forth in Section 3 above or, in the event of the termination of the Optionee’s employment, the date provided in Section 1.16 of the Plan pertaining to the consequences of such termination.

9. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available a sufficient number of shares of its Common Stock to satisfy the Company’s obligation to transfer shares to the Optionee upon exercise of the Option.

10. Tax Withholding. If the Company determines that the issuance of shares of Common Stock to the Optionee upon his exercise in whole or in part of the Option is subject to any federal, state, or local tax withholding requirement, the Company shall notify the Optionee of such requirement, and, as a condition to the issuance of such shares, the Optionee shall pay to the Company, in cash or in any other form of consideration the Compensation Committee may permit, the amount required to be withheld.

11. Compliance with Securities Laws. Shares of Common Stock shall be issued pursuant to the exercise of the Option only if the Company determines that the issuance and delivery of the shares will comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933 and the rules and regulations promulgated there under, and the requirements of any stock exchange upon which the Company’s Common Stock then is listed. The Optionee consents to the imposition of a legend upon the certificate representing such shares, restricting their transfer as required by law or by this Agreement.

12. Antidilution. If the outstanding Common Stock is increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the number and type of shares subject to the Option. Any such adjustment in the Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option. The foregoing adjustments and the manner of application of this section shall be determined solely by the Compensation Committee.

13. Notices. All notices required or permitted by any party to this Agreement shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service or (ii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses specified below, or to such other persons or addresses as a party entitled to notice shall give, in the manner hereinabove provided, to the other entitled to notice:

Company:	AZZ incorporated
University Centre I, Suite 200
1300 South University Drive
Fort Worth, Texas 76107
Attn: Dana L. Perry, Vice President and CFO

Optionee:	CLEM WATSON
1004 NORMANDY DRIVE
SOUTH LAKE, TX 76092

14. Amendment. This Agreement may be amended only by an instrument in writing signed by both the Company and the Optionee.

15. Miscellaneous. This Agreement will be construed and enforced in accordance with the laws of the State of Texas and will be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor, or other legal representative of the Optionee. The Option shall not be

NONQUALIFIED STOCK OPTION AGREEMENT

transferable by Optionee in whole or in part other than by will or under the laws of descent and distribution and shall be exercisable, during Optionee’s lifetime, only by Optionee.

16. Acceptance of Plan. The Optionee hereby accepts and agrees to be bound by all the terms and condition of the Plan.

EXECUTED as of the first day written above.

COMPANY:

AZZ incorporated
By:

/s/ David H. Dingus
David H. Dingus, President and CEO

EMPLOYEE:

/s/ Clem Watson
CLEM WATSON
Social Security No. 034349741

NONQUALIFIED STOCK OPTION AGREEMENT

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